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                                                                      EXHIBIT 11

                           FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
            FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1998
                   (In Thousands, except per share amounts)
                                  (unaudited)

                     Nine Months Ended September 30, 1998

                                                          Weighted
                                                           Average    Per
                                               Income      Shares    Share
                                               ------      ------    -----
Income available to common stockholders        $5,834       6,485      --

Unearned ESOP shares                               --        (584)     --

Unearned MRP shares                                --        (275)     --
                                                -----       -----   -----

Basic earnings per share                        5,834       5,626    1.04

Effect of dilutive securities:
  MRP shares                                       --          99      --
  Stock options                                    --         169      --
                                                -----       -----   -----

Diluted earnings per share                     $5,834       5,894   $0.99
                                                =====       =====   =====

                     Three Months Ended September 30, 1998

                                                          Weighted
                                                           Average    Per
                                               Income      Shares    Share
                                               ------      ------    -----
Income available to common stockholders         1,950       6,416      --

Unearned ESOP shares                               --        (577)     --

Unearned MRP shares                                --        (275)     --
                                                -----       -----   -----

Basic earnings per share                        1,950       5,564   $0.35

Effect of dilutive securities:
  MRP shares                                       --          99      --
  Stock options                                    --         146      --
                                                -----       -----   -----

                                               $1,950       5,809   $0.34
                                                =====       =====   =====